SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices)(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 12, 2007, the Board of Directors of Grill Concepts, Inc. (the “Company”) amended Article VI of the Company’s Bylaws to clarify the authority to issue uncertificated shares of the Company’s stock and the procedures relating to the transfer of shares of the Company’s common stock. The ability to issue uncertificated shares allows the Company’s securities to be eligible for a direct registration system (“DRS”) as required by the Nasdaq Stock Market. The DRS will allow the Company’s stockholders to register shares of the Company’s common stock in their names without the issuance of physical certificates and will give the Company’s stockholders the ability to electronically transfer shares to brokers. The Board also amended Article III of the Bylaws to clarify the authority of the Board to fix compensation of Directors.

The Amended and Restated Bylaws are attached as Exhibit 10.1 to this report and are incorporated by reference.

Item 9.01.	Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: December 18, 2007	By:	/s/ WAYNE LIPSCHITZ
Wayne Lipschitz Vice President and Chief Financial Officer

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